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                                   EXHIBIT 21


The following are all of the subsidiaries of General Automation, Inc,:

Name                                            Jurisdiction of Incorporation
----                                            -----------------------------
GA Mentor Limited                               United Kingdom

Sequoia Systems (UK) Ltd.                       United Kingdom

General Automation Pty. Ltd.                    Australia

Sequoia Systems (Australia) Pty Ltd.            Australia

Liberty Integration Software Inc.               Canada